Exhibit 10.6

Nonemployee Director Compensation

To become effective upon approval by the Company’s stockholders of the amendment and restatement of the Company’s 1996 Stock Option and Award Plan

(thereafter known as the 2006 Long-Term Incentive Plan)

The Company’s Board of Directors (the “Board”) has made the following changes to its compensation arrangements for members of the Board who are not also employed by the Company, any of its subsidiaries, or any of its affiliated entities (a “Nonemployee Director”); provided, however, that these changes shall only become effective if and when the Company’s stockholders approve of the proposed amendment and restatement of the Company’s 1996 Stock Option and Award Plan (thereafter to be known as the 2006 Long-Term Incentive Plan (the “2006 Plan”)); and, provided further, that the Board retains its right to make further changes to this compensation arrangement from time-to-time in whole or in the case of individual Nonemployee Director participants:

1. Elimination of Current Arrangement. The Company will eliminate that component of its current compensation arrangement for Nonemployee Directors whereby Nonemployee Directors receive stock option grants covering 15,000 shares of the Company’s common stock upon their initial election to the Board and automatic annual stock option grants covering 7,500 shares on the first business day following each annual meeting of the stockholders of the Company.

2. New Nonemployee Directors. Each individual who first becomes a Nonemployee Director on or after the date of the Company’s 2006 annual meeting of stockholders shall be granted Stock Units under the Company’s 2006 Plan, with an initial value of $100,000, on the date that he or she first is appointed or elected to the Board; provide that if he or she first is elected to the Board at the Company’s annual meeting of stockholders, such grant shall be made on the first business day after such annual meeting of stockholders.

3. Continuing Nonemployee Directors. Each Nonemployee Director serving as such immediately prior to the Company’s 2006 annual meeting of stockholders shall be granted Stock Units under the 2006 Plan, with an initial value of $100,000, on the first business day after such annual meeting, provided he or she is a Nonemployee Director on that date. Thereafter, each Nonemployee Director shall be granted Stock Units under the 2006 Plan, with an initial value of $100,000, on the first business day after each subsequent annual meeting of stockholders of the Company, provided that he or she both (a) is a Nonemployee Director on that date, and (b) has continuously served as such since the preceding grant under Section 2 or 3, as the case may be.

4. Adjustments. Notwithstanding the foregoing, the Board, in its sole discretion, may change the numerical limits set forth in Sections 2 and 3 above.

5. Form and Timing of Payment. Unless otherwise determined by the Board, payment of Stock Units to Nonemployee Directors pursuant to this compensation arrangement shall be paid in shares of the Company’s common stock, but shall be deferred until as soon as practicable after the date which is three (3) years from the date the Stock Units were granted, unless further deferred in each case at the election of the Nonemployee Director. Unless otherwise determined by the Board, Dividend Equivalents will accrue on outstanding Stock Units during the deferral period, will be reinvested in additional Stock Units annually, and will be paid in Shares of the Company’s common stock at the same time as payment is made upon the related Stock Units. Notwithstanding the foregoing, if a Nonemployee Director’s service on the Board terminates for any reason, including by reason of Disability (as defined in the 2006 Plan), payment of his or her accrued Stock Units and any related dividend equivalents shall be made as soon as practicable after the date of such termination of service. The Company shall not be required to issue any fractional shares of its common stock pursuant to this compensation arrangement, but shall satisfy such fractional shares in cash.

6. Other Compensation Arrangements Unchanged. Except as set forth herein, all other components of Nonemployee Director compensation remain unchanged.